EXHIBIT 23.2

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2000 included (or incorporated by reference) in The ServiceMaster Company's Form 10-K for the year December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Chicago, Illinois
March 28, 2000


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